Exhibit 10.1
PURCHASE AND SALE AGREEMENT

November 21, 2011

This Agreement is made effective the above date between Emerald Mining & Leasing, LLC, a limited liability company formed under Colorado law (“EML”), AgX Resources, LLC, a limited liability company formed under Colorado law (“AgX”), and Golden 8 Mining, LLC, a limited liability company formed under Oklahoma law (“G8” and with EML and AgX collectively “Sellers”) and Rio Grande Silver, Inc., a Delaware corporation (“Buyer”).

RECITALS

A.           The parties are each a Participant in a JV Agreement, “Exploration, Development and Mine Operating Agreement”, dated February 21, 2008, as subsequently amended (the “JV Agreement”) or has an interest in the JV Agreement and the underlying Properties through a Participant;

B.           The Sellers intend by this Purchase and Sale Agreement (this “Agreement”) to sell to Buyer the Sellers’ undivided interests in certain property which is governed by the JV Agreement; and

C.           The Sellers also intend to terminate the JV Agreement and to enter into a new agreement to govern the operation of the remaining claims.

AGREEMENT

1.   PROPERTY SOLD.   Sellers agree to sell, and Buyer agrees to buy, the properties set forth on Exhibit “A” (the “Properties”) hereto and by this reference incorporated herein on the terms and conditions set forth in this Agreement.  Buyer does not and will not assume any obligation or liability of any Seller, and Buyer will not, and shall not be deemed to, assume or otherwise succeed to, any obligation or liability, even if imposed upon Buyer as a successor in interest to the Property, except as expressly provided in this Agreement.

2.      INTEREST OF SELLERS.       Each Seller has the following proportionate interests in the
Purchase Price and any and all benefits under this Agreement:

a.        Golden 8 Mining, LLC, 17/30ths, which is equal to 56.6666%;

b.        Emerald Mining & Leasing, LLC 11/30ths, which is equal to 36.6667%; and

c.AgX Resources, LLC, 2/30ths, which is equal to 6.6667%.

3.   PURCHASE PRICE AND TERMS.  The Buyer shall pay the Sellers the “Purchase Price,” being $30,000,000 in shares of Hecla Mining Company common stock (the “Hecla Shares”) which may be restricted as that term is defined under Rule 144) as soon as is commercially practicable, but not later than three (3) trading days after the Closing, with the total number of shares to be issued based on 90% of the volume-weighted average price (the “VWAP”) of Hecla Mining Company shares on the New York Stock Exchange (“NYSE”) for the twenty trading (20) daysimmediately preceding and including December 2, 2011.  Such payment will be made to EML, G8, and AgX in proportion to their respective interest as stated above (that is, $17 million to G8, $11 million to EML, and $2 million to AgX).

3.1           Representations and Warranties of EML, G8 and AgX. As of the Effective Date, EML, G8 and AgX each warrants and represents to Buyer that (in each case severally and with respect to itself):

(a)           it is a limited liability company duly organized and in good standing in its state of organization and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

(b)           it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c)           it will not breach any other agreement or arrangement by entering into or performing this Agreement;

(d)           it is not subject to any governmental order, judgment, decree, debarment, sanction or Laws that would preclude the permitting or implementation of Operations under this Agreement; and

(e)           this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

3.2           Representations and Warranties of Buyer. As of the Effective Date, Buyer warrants and represents to Seller that:

(a)           it is a corporation duly organized and in good standing in the state of Delaware and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

(b)           it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c)           it will not breach any other agreement or arrangement by entering into or performing this Agreement;

(d)           it is not subject to any governmental order, judgment, decree, debarment, sanction or Laws that would preclude the permitting or implementation of Operations under this Agreement; and

(e)           this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

3.3           Representations and Warranties as to Properties. As of the Effective Date, EML (severally and not jointly as to an 11% interest), G8 (severally and not jointly as to a 17% interest), and AgX (severally and not jointly as to a 2% interest) make the following representations and warranties to Buyer:

(a)           With respect to those Properties owned in fee simple, if any, to their Knowledge each of EML, G8 and AgX are in exclusive possession of and own such Properties free and clear of all encumbrances or defects in title except those specifically identified in the exhibits to the deeds by which the Properties will be conveyed except to the extent that the transfer of some or all of such Properties to them from BUYER has not yet been completed in the records of Mineral County, Colorado, or the Bureau of Land Management.

(b)           With respect to those Properties in which EML, G8 or AgX hold an interest under leases or other contracts: (i) each of them is in exclusive possession of such Properties; (ii) none of them has received any notice of default of any of the terms or provisions of such leases or other contracts; (iii) each of them has the authority under such leases or other contracts to perform fully its obligations under this Agreement; (iv) to each of their Knowledge, such leases and other contracts are valid and are in good standing; (v) none of them has any Knowledge of any act or omission or any condition on the Properties which could be considered or construed as a default under any such lease or other contract; and (vi) to the Knowledge of each of them, such Properties are free and clear of all encumbrances or defects in title except for those specifically identified.

(c)           With respect to unpatented mining claims and millsites located by any of EML, G8 and AgX that are included within the Properties (except to the extent that the transfer of some or all of such Properties to EML, G8 or AgX has not yet been completed in the records of Mineral County, Colorado, or the Bureau of Land Management), except as provided in the exhibits to the deeds by which the Properties will be conveyed and subject to the paramount title of the United States and to the Knowledge of EML, G8 or AgX: (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) the claims are free and clear of Encumbrances or defects in title; and (vii) none of EML, G8 or AgX has any Knowledge of conflicting mining claims. Nothing in this Subsection, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a valuable mineral deposit.

(d)           With respect to unpatented mining claims and millsites not located by EML, G8 or AgX but which are included within the Properties (except to the extent that the transfer of some or all of such Properties has not yet been completed in the records of Mineral County, Colorado, or the Bureau of Land Management), except as provided in the exhibits to the deeds by which the Properties will be conveyed and subject to the paramount title of the United States and to the Knowledge of EML, G8 or AgX: (i) the claims are free and clear of Encumbrances or defects in title; and (ii) neither EML, G8 nor AgX has any Knowledge of conflicting mining claims. Nothing in this Subsection, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a valuable discovery of minerals.

(e)           With respect to the Properties, to the several Knowledge of each of EML, G8 and AgX, there are no pending or threatened actions, suits, claims or proceedings, and there have been no previous transactions affecting its interests in the Properties which have not been for fair consideration.

(f)           Except as to matters otherwise disclosed in writing by any of EML, G8 or AgX to Buyer, none of EML, G8 or AgX has received inquiry from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any Laws.

The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement. For a representation or warranty made to a person’s "Knowledge," the term "Knowledge" shall mean actual knowledge on the part of the officers, employees, and agents of the representing person or of facts that would reasonably lead to the indicated conclusions.

3.4           Disclosures. (a)           Each of EML, G8 and AgX represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed in this Agreement or the exhibits hereto, which should be disclosed to Buyer in order to prevent the representations and warranties in this Article from being materially misleading. Each of EML, G8 and AgX represents to the others that in negotiating and entering into this Agreement it has relied solely on its own appraisals and estimates as to the value of the Assets, as to the environmental condition of the Properties, and upon its own geologic and engineering interpretations related thereto.

(b)           RGS represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed in this Agreement or the exhibits hereto which would lead to any representation or warranty of EML, G8 or AgX being inaccurate or incomplete in any material respect.  RGS further represents and warrants that in negotiating and entering into this Agreement it has relied solely on its own appraisals and estimates as to the value of the Assets, as to the environmental condition of the Properties, and upon its own geologic and engineering interpretations related thereto

3.5            Indemnity.           Sellers shall severally according to their portion of the Purchase Price indemnify, defend and save harmless Buyer from, against, for and in respect of the following:  (i) and all liabilities and obligations of the Sellers not specifically assumed by Buyer pursuant to this Agreement; (ii) any damages, losses, obligations, liabilities, claims, actions or causes of action (“Loss”) sustained or suffered by Buyer and arising from a breach of any representation or warranty or any covenant or agreement of Sellers contained in or made pursuant to this Agreement, or in any certificate, instrument or agreement delivered by any Seller pursuant hereto or in connection with the transactions contemplated hereby; and (iii) all reasonable costs and expenses (including, without limitation, reasonable attorneys’, accountants’ and other professional fees and expenses) incurred by Buyer in connection with any Loss.

4.   CLOSING.

a.
Each Seller shall deliver to Buyer three bargain and sale deeds in the form of Exhibits C-1 (for certain mining claims), C-2 (for certain mill sites and ponds), C-4 (for claims as to which the mineral estate only is being transferred), and C-4 (for water rights) at closing (“Closing”).  The Sellers shall also deliver a non-foreign affidavit and other documents and affidavits required for the transfer of the Property and the recording of the deeds, as well as any other such documents as Buyer shall reasonably request in order to carry out the intentions of this Agreement.

b.	The Buyer shall deliver to each of the Sellers its proportionate share of the PurchasePrice as described in Paragraph 3, above.

c.
The Sellers and the Buyer will enter into a new agreement terminating the JV Agreement and defining their respective obligations with respect to the remaining claims as described in that joint venture agreement attached hereto as Exhibit B.

d.	The Closing shall be on or before December 16, 2011 at 10:00 am (Mountain time) at the offices of Burns, Figa & Will, P.C., Suite 1000, 6400 Fiddler’s Green Circle, Greenwood Village, CO 80112.

e.	The Buyer will receive the deeds and will be responsible to pay all recording and other costs to be incurred in connection with the transfer of the Property to the Buyer.

5.   POSSESSION.  Possession of the Property shall be delivered to Buyer on Closing free and clear of any liens or encumbrances except for any ownership interest of Buyer therein.

6.   INVESTMENT REPRESENTATIONS.  Each of EML, G8 and AgX is an accredited investor as that term is defined in Rule 501(a) of Regulation D as adopted by the Securities and Exchange Commission, and each is acquiring the Hecla Shares for its own accounts for purposes of investment and not with a view to distribution thereof within the meaning of the Securities Act of 1933 or in violation of the registration requirements of the Securities Act of 1933 or any state securities law. EML, G8 and AgX will refrain from transferring, alienating or otherwise disposing of the Hecla Shares or any interest therein in such a manner as to cause RGS, or its affiliates, to be in violation of the registration requirements of the Securities Act of 1933 or any state securities law. EML, G8 and AgX further understand that the Hecla Shares have not been registered under the Securities Act of 1933 and may not be transferred except in compliance therewith. Each of EML, G8, and AgX has reviewed the reports filed by Hecla Mining Company with the SEC and has obtained such other information about Hecla Mining Company from such other sources as any of them has required to be fully-informed regarding the business, assets, financial condition, results of operations, managements, and risks attendant to the acquisition and ownership of the Hecla Shares.

7.   TIME OF ESSENCE, DEFAULT AND REMEDIES.  Time is of the essence hereof.  If any note or check received hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, the aggrieved party shall give written notice to the other parties of a dispute and its nature.  The dispute provisions of the JV Agreement shall govern resolution of the dispute and the party not in default shall have recourse to any and all legal or equitable remedies including, without limitation, specific performance and damages provided by the JV Agreement.

8.   ENTIRE AGREEMENT, MODIFICATION, SURVIVAL.  This Agreement constitutes the entire contract between the parties relating to the sale of these Properties, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract. No subsequent modification of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.  Any representation or warranty contained herein as well as any obligation in this contract that, by its terms, is intended to be performed after termination or Closing shall survive the same.

9.   NOTICE, DELIVERY AND CHOICE OF LAW.

a. Physical Delivery. All notices must be in writing. Any notice shall be effective when received by the Party to whom the notice is directed.

b.   Electronic Delivery. As an alternative to physical delivery, any signed document and written notice may be delivered in electronic form by facsimile or email.  Documents with original signatures shall be provided upon request of any party.

c. Choice of Law. This contract and all disputes arising hereunder shall be governed by the Governing Law and Forum Selection provision of the JV Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the
Amendment Effective Date.

Emerald Mining & Leasing, LLC		Golden 8 Mining, LLC

By		By
	Brian F. Egolf		James C. Brewer
	Manager		Vice President and Manager

AgX Resources, LLC, by Columbine		Rio Grande Silver, Inc. Strategics LLC, its Manager

By		By
	J. Kemper Will		Dean McDonald
	Manager		President

STATE OF COLORADO	)
) ss.
County of Mineral	)

The foregoing instrument was acknowledged before me this              day of                2011 by Brian F. Egolf as Manager of Emerald Mining & Leasing, LLC.

Witness my hand and official seal.
My commission expires

Notary Public

STATE OF OKLAHOMA	)
) ss.
County of	)

The foregoing instrument was acknowledged before me this              day of                2011 by James C. Brewer as Vice President and Manager of Golden 8 Mining, LLC.

Witness my hand and official seal.
My commission expires

Notary Public

STATE OF COLORADO	)
) ss.
County of Mineral	)

The foregoing instrument was acknowledged before me this              day of                2011 by J. Kemper Will as Manager of Columbine Strategics LLC Manager of AgX Resources, LLC.

Witness my hand and official seal.
My commission expires

Notary Public

STATE OF COLORADO	)
) ss.
County of Mineral	)

The foregoing instrument was acknowledged before me this              day of                2011 by Dean McDonald as President of Rio Grande Silver, Inc.

Witness my hand and official seal.
My commission expires

Notary Public